UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 9, 2018

Defense Technologies International Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms "company", "Defense Technologies," "DTII", "we," "us," "our" and similar terminology, reference Defense Technologies International Corp.

Item  8.01  Other Events.

On January 19, 2018, our board of directors approved a proposal to effect a reverse stock split of Defense Technologies issued and outstanding shares of common stock on a one share for fifteen hundred (1:1500) shares basis. On April 6, 2018 FINRA announced that the reverse stock split would become effective on Monday, April 9, 2018.

As a result of the reverse stock split, we will have issued and outstanding approximately 132,910 shares of common stock, without giving effect to the rounding up of fractional shares. Each share certificate representing shares of pre-split common stock will be deemed to represent 1/1500th shares of post-split common stock.  New share certificates will be issued in the future to reflect the stock split, but this in no way will affect the validity of current share certificates.  New certificates representing post-split common stock will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent:  Standard Registrar & Transfer Co, Inc., 440 East 400 South, Suite 200, Salt Lake City, Utah 84111.

The reverse split will decrease the number of outstanding common shares but will not affect any stockholder's proportionate interest in our company, except for possible minor differences resulting from the rounding up of fractional shares. Post-split common shares will trade under the symbol "DTIID" for 20 business days after the effective date of the reverse split. Thereafter, the trading symbol will revert to "DTII". All post-split common shares will be fully-paid and non-assessable, and the rights and preferences of the outstanding shares will remain the same as pre-split shares.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties, as well as other uncontrollable or unknown factors, could cause actual results to materially differ from the results, performance or expectations, expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: April 9, 2018	By:/s/ Merrill W. Moses
Merrill W. Moses
President, CEO and
Interim Chief Financial Officer